For the fiscal period ended 12/31/05
File number 811-5186

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

 Name of Fund:  American Skandia Trust - AST Goldman Sachs
Small Cap Value Portfolio

1.   Name of Issuer:
	ITC Holdings Corp.

2.   Date of Purchase
	07/25/05

3.   Number of Securities Purchased
	10,327

4.   Dollar Amount of Purchase
	$237,521

5.   Price Per Unit
	$23.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Lehman Brothers Inc.

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Credit Suisse First Boston
Morgan Stanley
Goldman, Sachs & Co.
UBS Investment Bank